                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


                                          ARTHUR ANDERSEN & CO.


Charlotte, North Carolina,
June 3, 1994.

                                                                 APPENDIX A







                             GRAPHIC AND IMAGE MATERIALS



                   Photographic material, see inside front and
                       back covers for narrative description.